UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 31, 2007

WAKO LOGISTICS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-113564	20-0262555
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Howard Avenue
Suite 232
Des Plaines, Illinois 60018
(Address of Principal Executive Offices/Zip Code)

(847) 294-1600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐  Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01 Entry into a Material Definitive Agreement.

The information required by this Item 1.01 is included by reference in Item 2.01

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 31, 2007, Wako Logistics Group, Inc. (“WLG” or the “Company”) signed an agreement (the “Agreement”) pursuant to which WLG acquired all of the membership interests (the “Membership Interests”) of World Commerce Services LLC (“WC”) (the “Transaction”) from Remo Picchietti Jr. and Mary Picchietti, the two holders of all of WC’s Membership Interests (“Sellers”). A copy of the press release announcing the acquisition is attached hereto as Exhibit 99.6.

WC is based in Schaumburg, Illinois and has offices in New York, Atlanta, Los Angeles and San Francisco. It is a non-asset based freight forwarding company and also has a customs practice. Its gross revenues for its most recent year-end at December 31, 2006, were approximately $80.4 million, and it employs about 55 people.

At closing, which occurred on July 31, 2007 (the “Closing Date”), WLG issued 4,710,014 shares of its common stock (“WLG Stock” ) as initial consideration for the purchase of the Membership Interests, of which 2,943,759 shares of WLG Stock were delivered to the Sellers and 1,766,255 shares of WLG Stock were placed in escrow to cover potential claims. At closing, WC under the terms of a financing agreement with certain lenders (the “Debt Holders”) was obligated to repay the balance of certain debt (the “Mezzanine Debt”) and the value of warrants (the “Warrants”) held by the Debt Holders. The total amount owed to the Debt Holders, which included interest ($29,600.69), principal ($2,750,000) and the Warrants ($262,500) was $3,042,100.69. Of this amount, WLG provided cash of $2,550,000 to WC, and WC used $492,100.69 of its cash to repay the Debt Holders in full for all of their interests. Of the funds provided by WLG, approximately $1.1 million is from WLG’s working capital and the remaining amount of $1.5 million provided by WLG was by way of two loans of $750,000 each from David Koontz and Christopher Wood, the Chief Financial Officer and Chief Executive Officer, respectively of WLG. As of the date of this report, the details and compensation for the loans provided by the two officers have not been finalized.

In addition to the 4,710,014 shares of WLG Stock delivered to the Sellers at the Closing Date, the Sellers may receive up to an additional 1,962,506 shares of WLG Stock (the “Earn-Out Shares”) if certain earnings targets are achieved by WC within twenty-four months of the Closing Date. The Sellers also have the right to receive up to 500,000 additional shares (the “Conversion Shares”) of WLG Stock upon the conversion of WLG Series A convertible preferred stock. If the Sellers receive the maximum Earn-Out Shares and the full number of Conversion Shares, the Sellers will have received 7,172,520 shares of WLG Stock. Payment of the Earn-Out Shares is to be made based on the trailing 12 months earnings of WC before depreciation, amortization interest and taxes (“Rolling EBITDA) measured as of July 31, 2008, December 31, 2008 and July 31, 2009. Earn-Out Shares will be issued to the Sellers in increments based on the Rolling EBITDA at each measurement date. From each Earn-Out payment, WLG shall withhold 25% of the WLG Stock as security for the payment of potential claims.

WLG and the Sellers provided representations, warranties and indemnities that are typical and consistent for a Transaction of this size and scope. However, WLG’s right to indemnification from the Sellers is limited to the maximum number of shares of WLG Stock issued and issuable to the Sellers. WC is a party to a lawsuit in connection to an accident involving cargo arranged to be shipped by WC, and the plaintiff is seeking actual damages for its losses as well as an award for consequential and punitive damages. The Sellers have indemnified WLG, through the surrender of their WLG Stock, for all losses, damages and other costs associated with this accident. Sellers have also provided a warranty for the collection of all trade receivables at closing, less an agreed reserve for bad debts. For its part, WLG has the right to deliver its shares of common stock to the Sellers in satisfaction of obligations it may have to the Sellers for a breach of any of its representations or warranties.

The underlying assets of WC consist of its jobs-in-process, trade receivables, office furniture and equipment, computer hardware and software, certain prepaid assets and its customer list. WC’s customer base is diverse and WC serves over 1,000 customers doing business in a wide array of industries. WC owns no real property and leases office space Schaumburg, Illinois, Long Island, New York, Atlanta, Georgia, and Los Angeles and San Francisco, California. WC does not own or lease any transportation assets or warehouse facilities, but contracts for space on ships and aircraft as well as for warehouse facilities to meet the needs of its customers.

The terms of this Transaction were negotiated on an arms-length basis between the parties, with each party taking into account the relative values of the business of each of WLG and WC. In addition, the parties have a complete understanding of all of the restrictions, terms, and conditions that form part of the consideration for the Transaction, including the terms, which may obligate WLG to issue Earn-Out Shares to the Sellers. Sellers shall have limited Piggyback registration rights in respect to all WLG Stock acquired by them pursuant to the Transaction. All WLG Stock issued or issuable to the Sellers shall be “restricted scurrilities” as such term is defined under Rule 144 promulgated by under the Securities Act of 1933.

WC provides custom brokerage and freight forwarding services, mostly to US based customers that import product from Asia, and primarily in the China -US trade lanes. WC was formed in 2004 by the Sellers to acquire the business of the former company operating under the same name and which began business in 1976. Prior to completion of the Transaction, WLG and WC had not worked together.

In connection with the closing of the Transactions contemplated by the Agreement (the “Closing”), the following agreements were executed: (i) a Registration Rights Agreement by and between WLG and each of the Sellers (the “Registration Rights Agreement”), (ii) a Letter Agreement by and between Remo Picchietti and Christopher Wood (the “Letter Agreement”), (iii) an Escrow Agreement by and among WLG, the Sellers and LaSalle Bank, as escrow agent (the “Escrow Agreement”), and (iv) an Employment Agreement between WLG, WC and Remo Picchietti (the “Employment Agreement”). The terms of the Employment Agreement are described in Item 5.02 below.

In accordance with the Escrow Agreement, 1,766,255 shares of WLG Stock were deposited by the parties into an escrow account at the Closing to secure Sellers’ indemnity obligations to WLG under the Agreement. The Escrow Agreement provides that the escrowed shares will be held in escrow until WLG’s rights to indemnification expire pursuant to the Agreement, subject to earlier disbursement (in accordance with the terms of the Escrow Agreement).

Pursuant to the Registration Rights Agreement, WLG granted to Sellers the right to include the WLG Stock issued to them pursuant to the Agreement in any registration statements, other than on Form S-8 filed by WLG under the Securities Act of 1933, as amended (the “Act”).

Pursuant to the Letter Agreement, Christopher Wood agreed to take all necessary or appropriate action at any meeting of WLG’s stockholders at which directors are to be elected and with respect to any consent of stockholders in lieu of a meeting to elect directors to cause all of the outstanding shares of WLG’s voting stock owned of record by Christopher Wood or any of his affiliates to be voted, or consent to be executed in such a manner, as to elect Remo Picchietti as a member of WLG’s board of directors. In addition, Remo Picchietti agreed to take all necessary or appropriate action at any meeting of WLG’s stockholders at which directors are to be elected and with respect to any consent of stockholders in lieu of a meeting to elect directors to cause all of the outstanding shares of WLG’s voting stock owned of record by Remo Picchietti or any of his affiliates to be voted, or consent to be executed in such a manner, as to elect Christopher Wood as a member of WLG’s board of directors. The Letter Agreement shall terminate on the earlier of (i) Remo Picchietti’s written request that Christopher Wood cease voting for him as a member of WLG’s board of directors (ii) the date on which Remo Picchietti beneficially owns less than 5% of WLG’s common stock (or securities convertible into or exercisable for shares of WLG’s common stock), (iii) the date on which Remo Picchietti’s non-competition obligations under his Employment Agreement expire and are no longer in effect or (iv) the date on which Remo Picchietti becomes employed by a competitor of WLG or WC and such employment constitutes a breach of the non-compete obligations under the Employment Agreement, or would have constituted a breach of his non-compete obligations if such obligations were it still in effect.

The foregoing descriptions of the Agreement, the Registration Rights Agreement, the Letter Agreement, and the Escrow Agreement (the “Transaction Documents”) are qualified in their entirety by the full text of such agreements which are attached as exhibits to this Current Report and are incorporated herein by reference. The Transaction Documents are attached hereto to provide investors with information regarding their terms and are not intended to provide any other factual information about the parties to such agreements. The Transaction Documents each contain representations and warranties that the parties to such agreements made to and solely for the benefit of the other parties to such agreements. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the respective date of the Transaction Documents. In addition, the Transaction Documents are modified by any applicable underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the respective dates of the Transaction Documents, which subsequent information may or may not be fully reflected in WLG’s public disclosures.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 2.01 of this Report with respect to the two officer loans which are to be repaid by WLG on terms and conditions to be determined is incorporated herein by reference in to this Item 2.03.

Item 3.02 Unregistered Sale of Equity Securities.

(a) As set forth in Item 2.02, at the Closing on July 31, 2007, WLG issued 4,710,014 shares of its unregistered WLG Stock to Sellers in connection with WLG’s acquisition of all of the outstanding Membership Interests of WC. The shares of WLG Stock were issued to Sellers without registration under the Securities Act of 1933 (the “Act”), in reliance upon the exemptions from registration provided under Section 4(2) of the Act. The issuance did not involve any public offering; no general solicitation or general advertising was used in connection with such issuance; the Sellers represented that they were “accredited investors” within the meaning of Rule 501 of Regulation D of the Act and the shares of WLG Stock were issued with restricted securities legends.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c) and (d) In connection with the Transaction reported in Item 2.01, WLG’s board of directors appointed Mr. Remo Picchietti as the Chief Executive Officer of WC and an Executive Vice President of WLG. In addition, WLG’s board of directors elected Mr. Picchietti as a director with effect from August 1, 20007.

Pursuant to the terms of his Employment Agreement with WC and WLG, Mr. Picchietti is to receive an annual base salary of $250,000 as the Chief Executive Officer of WC, but shall receive no compensation in his capacity as an Executive Vice President of WLG. Mr. Picchietti is entitled to participate in WC’s bonus program on a discretionary basis and shall be eligible to participate in WLG’s stock option plan. No stock option awards were made to Mr. Picchietti at the commencement of his employment agreement. Mr. Picchietti shall receive other employment benefits consistent with his position, including medical coverage, car allowance and annual paid leave.

The foregoing description of Mr. Picchietti’s Employment Agreement is qualified in its entirety by the full text of such agreement which is attached as an exhibit to this Current Report and is incorporated herein by reference.

Set forth below is Mr. Picchietti’s age, a brief description of his principal occupation and business experience during the last five years:

Remo Picchietti, 45, has served as the President & CEO of WC since he acquired the business in January 2004. Prior to 2004, Mr. Picchietti founded in 1998 and was the Principal of Mayflower Associates, which provided business development advice, strategies, and capital to assist enterprise growth via global trade specializing in the areas of logistics and supply chain management. Before founding Mayflower, Mr. Picchietti was the owner of DBA Products Co., Inc., a manufacturer and distributor of commercial machinery, specialty chemicals, consumer sporting goods, and architectural laminate doing business in many countries throughout the world. In addition to his professional activities, Mr. Picchietti teaches graduate-level International Management and International Marketing classes at Chicago-area business schools and for the Lake Forest Graduate School of Management MBA programs in Beijing, China and at Chulalongkorn University in Bangkok, Thailand. He specializes in marketing and logistics management. He earned his B.S. from Drake University in 1984, studied at Ealing College in London, England, and earned his MBA from Northwestern University’s Kellogg Graduate School of Management in 1989.

In addition, David Koontz, WLG’s Chief Financial Officer, was elected by the WLG board of directors as a director with effect from August 1, 2007. It is not anticipated that Mr. Koontz will serve on any Board committees. Mr. Koontz has served as WLG’s Chief Financial Officer since August 2005. In connection with the Transaction reported in Item 2.01, Mr. Koontz made a loan to WLG of $750,000 to WLG. The terms of how the loan will be repaid have not been determined as of the date of this Report.

 Item 9.01 Financial Statements and Exhibits.

(a)           Financial Statements of business acquired.

The financial statements required by this item are not being filed herewith. To the extent such information is required by this item, they will be filed with the SEC by amendment to this Form 8-K no later than 71 days after the date on which this Form 8-K is required to be filed.

 (b)           Pro Forma Financial Information

The pro forma financial information required by this item is not being filed herewith.  To the extent such information is required by this item, it will be filed with the SEC by amendment to this Form 8-K no later than 71 days after the date on which this Form 8-K is required to be filed.

(d)          Exhibits

Exhibit Number	Description

99.1
Membership Interest Purchase Agreement, dated as of July 31, 2007 by and among Wako Logistics Group, Inc., World Commerce Services, LLC, Remo Picchietti and Mary Picchietti (nonmaterial schedules and exhibits identified in the agreement have been omitted pursuant to Item 601b.2 of Regulation S-K. Wako Logistics Group, Inc. agrees to furnish supplementally to the Commission upon request by the Commission a copy of any omitted schedule or exhibit.)

99.2	Registration Rights Agreement, dated as of July 31, 2007, by and among Wako Logistics Group, Inc., Remo Picchietti and Mary Picchietti
99.3	Letter Agreement between Christopher Wood and Remo Picchietti
99.4	Escrow Agreement, dated as of July 31, 2007 by and among Wako Logistics Group, Inc., Remo Picchietti, Mary Picchietti and LaSalle Bank.
99.5	Employment Agreement dated as of July 31, 2007 between Wako Logistics Group, Inc., World Commerce Services, LLC and Remo Picchietti.
99.6	Press Release for Acquisition of World Commerce Services LLC

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company's plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAKO LOGISTICS GROUP, INC.

Date: August 3, 2007	By:	/s/ Christopher Wood
Christopher Wood
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1
Membership Interest Purchase Agreement, dated as of July 31, 2007 by and among Wako Logistics Group, Inc., World Commerce Services, LLC, Remo Picchietti and Mary Picchietti (nonmaterial schedules and exhibits identified in the agreement have been omitted pursuant to Item 601b.2 of Regulation S-K. Wako Logistics Group, Inc. agrees to furnish supplementally to the Commission upon request by the Commission a copy of any omitted schedule or exhibit.)

99.2	Registration Rights Agreement, dated as of July 31, 2007, by and among Wako Logistics Group, Inc., Remo Picchietti and Mary Picchietti
99.3	Letter Agreement between Christopher Wood and Remo Picchietti
99.4	Escrow Agreement, dated as of July 31, 2007 by and among Wako Logistics Group, Inc., Remo Picchietti, Mary Picchietti and LaSalle Bank.
99.5	Employment Agreement dated as of July 31, 2007 between Wako Logistics Group, Inc., World Commerce Services, LLC and Remo Picchietti.
99.6	Press Release for Acquisition of World Commerce Services LLC